EXECUTION VERSION

Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 14, 2019 (the “Amendment Effective Date”), is made among Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), Solar Capital Ltd., a Maryland corporation (“Solar”), in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 of the Loan and Security Agreement (as defined below) or otherwise a party hereto from time to time including Solar in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).

The Borrower, the Lenders and Collateral Agent are parties to a Loan and Security Agreement dated as of November 2, 2018 (as amended, restated or modified from time to time, the “Loan and Security Agreement”).  The Borrower has requested that the Lenders agree to certain amendments to the Loan and Security Agreement.  The Lenders constituting all of the Lenders under the Loan and Security Agreement, have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1Definitions; Interpretation.

(a)Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2Amendments to the Loan and Security Agreement; Consent.

(a)The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i)Section 6.6(a).  Section 6.6(a) is hereby amended and restated as follows:

“(a)Maintain Borrower’s and Guarantors Collateral Accounts depositary institutions that have agreed to execute Control Agreements in favor of Collateral Agent with respect to such Collateral Accounts.  The provisions of the previous sentence shall not apply to (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Guarantor’s, employees (provided that the amounts deposited therein shall not exceed the amount reasonably expected to be due and payable on the next two succeeding pay dates) and as identified to Collateral Agent by Borrower as such in the Perfection Certificate, (ii) that certain account at Bank of America ending with 7281 solely in connection with the credit card Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness,” solely as in effect on the Effective Date and not exceeding the amounts in such account as of the Effective Date, (iii) that certain account at Wells Fargo ending with 3718 solely to the extent that the amounts in such account do not exceed Fifty Thousand Dollars ($50,000) at any time, and (iv) to other accounts in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and as identified to Collateral Agent by Borrower as such in the Perfection Certificate.”

(b)The Lenders hereby consent to a license agreement between the Borrower and a specified third party, in substantially the form sent to the Collateral Agent by email dated March 1, 2019; provided that the terms of such license are not modified in any manner adverse to the Lenders.

(c)References Within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Fees and Expenses.  The Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 5(f), and (ii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement and invoiced at least one Business Day prior to the Amendment Effective Date.

(b)This Amendment.  Collateral Agent shall have received this Amendment, executed by Collateral Agent, the Lenders and the Borrower.

(c)Representations and Warranties; No Default.  On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii)There exist no Events of Default or events that solely with the passage of time would result in an Event of Default.

SECTION 4Representations and Warranties.  To induce the Lenders to enter into this Amendment, the Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that, since December 31, 2017, there has not been a Material Adverse Change; and (c) that the information included in the Perfection Certificate delivered to Collateral Agent on the Effective Date remains true and correct in all material respects. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 5Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and Collateral Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  The Borrower hereby reaffirms the grant of security under Section 4.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Amendment Effective Date, as of the date hereof.

(b)No Novation.  Each of the parties hereto irrevocably and unconditionally agrees that this Amendment shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under the Loan and Security as in effect prior to the effectiveness of this Amendment. Nothing herein contained shall be construed as a substitution or novation of the Obligations of Borrower outstanding under the Loan and Security Agreement as in effect prior to the effectiveness of this Amendment or instruments securing the same, which Obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment shall be construed as a release or other discharge of Borrower from any of the Obligations or any liabilities under the Loan and Security Agreement as in effect prior to the effectiveness of this Amendment or any of the other Loan Documents executed in connection therewith

(c)Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Collateral Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(d)Release.  In consideration of the agreements of Collateral Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Collateral Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Collateral Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(e)No Reliance.  The Borrower hereby acknowledges and confirms to Collateral Agent and the Lenders that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(f)Costs and Expenses.  The Borrower agrees to pay to Collateral Agent within ten (10) days of its receipt of an invoice (or on the Amendment Effective Date to the extent invoiced at least one Business Day prior to the Amendment Effective Date), the out-of-pocket costs and expenses of Collateral Agent and the Lenders party hereto, and the fees and disbursements of counsel to Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

(g)Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(h)Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES that would result in the application of any laws other than the laws OF the State of New York), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(i)Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(j)Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(k)Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(l)Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

TETRAPHASE PHARMACEUTICALS, INC., as Borrower

By:	/s/ Guy Macdonald
Title:	CEO/

COLLATERAL AGENT AND LENDERS:

SOLAR CAPITAL LTD. as Collateral Agent and a Lender

By:	/s/Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

SCP PRIVATE CREDIT INCOME FUND L.P. as a Lender

By:	/s/Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

SCP Private Credit Income BDC SPV LLC as a Lender

By:	/s/Anthony J. Storino
Name:	Anthony J. Storino
Title:	Authorized Signatory

[Signature page to First Amendment to Loan and Security Agreement]